UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2017

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[                ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[                ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[                ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[                ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.
On March 3, 2017, the trustees of the Bel Fuse Inc. Employees' Savings Plan (the "Employees' Savings Plan") adopted a plan (the "10b5-1 Plan") in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Pursuant to the Employees' Savings Plan, Bel Fuse Inc. ("Bel" or the "Company") makes matching contributions of pre-tax elective deferral contributions made by Bel's associates. Matching contributions during the past several years were made in cash and invested at the direction of participants among various investment funds offered under the Employees' Savings Plan, none of which included Company stock.  Effective for matching contributions made beginning in 2017, the Employees' Savings Plan provides for matching contributions to be invested in shares of Bel's Class A Common Stock (the "Class A Stock"), though participants who have three or more years of service will be able to divest their Class A Stock and reinvest in other investment alternatives offered under the Employees' Savings Plan.

The 10b5-1 Plan was adopted to make open market purchases of shares of Class A Stock with such matching contributions.  Such purchases will be made in accordance with the terms of the 10b5-1 Plan, which contains predetermined formulas for establishing the number and price of shares of Class A Stock that may be purchased on any given day.  It is expected that purchases under the 10b5-1 Plan will commence on or about March 10, 2017, and will be completed by August 15, 2017 (such period, the "Plan Period").  The maximum dollar amount for cumulative purchases under the 10b5-1 Plan during the Plan Period will not exceed $650,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer